UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 17, 2009 (April 13, 2009)
Date of Report (Date of earliest event reported)

 STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-24015	54-1890464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14040 Park Center Road
Herndon, Virginia 20171
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 13, 2009, SteelCloud, Inc. (“SteelCloud”) received an Affidavit and Statement of Account, subscribed and sworn to on March 20, 2009, in Fairfax County General District Court, in Fairfax County, Virginia (the “Affidavit”).  The Affidavit states, as declared by a general manager of Jones Lang LaSalle, a property management company and agent for CRP Holdings A-1, LLC (“CRP”), the landlord of 14040 Park Center Road, Suite 210, Herndon, Virginia 20171 (the “Premises”), that CRP, as landlord, is seeking a judgment against SteelCloud for: (i) possession of the Premises, and (ii) monetary damages for nonpayment of rent due under a sublease, dated September 28, 2004, by and between SteelCloud and NEC America, Inc. (“NEC”) (the “Sublease”), and a subsequent assignment of the Sublease to CRP from NEC, dated December 15, 2008.  The amount of CRP’s claim for monetary damages is a minimum of $77,357.18 through March 31, 2009; $102,841.88 through April 1, 2009; $103,351.56 through April 11, 2009; $128,836.26 through May 1, 2009; and $129,345.94 through May 11, 2009.  All claims for monetary damages exclude court costs, interest, attorney’s fees, and other charges.

SteelCloud seeks to negotiate with CRP regarding its claim, and is currently consolidating its operations at the Premises into another office facility, located at 13962 Park Center Road, Herndon, VA 20171.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

STEELCLOUD, INC.

By:	/s/ Brian H. Hajost
Brian H. Hajost, Chief Executive Officer

April 17, 2009